                                                                    EXHIBIT 2.1


                         AGREEMENT OF SALE AND PURCHASE

                                 BY AND BETWEEN

                       WACKENHUT CORRECTIONS CORPORATION,

                             A FLORIDA CORPORATION

                                   ("SELLER")

                                      AND

                        CPT OPERATING PARTNERSHIP L.P.,

                         A DELAWARE LIMITED PARTNERSHIP

                                 ("PURCHASER")

                                    FOR THE

             HOBBS, NEW MEXICO CORRECTIONAL AND DETENTION FACILITY

                             AS OF OCTOBER 30, 1998


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                               TABLE OF CONTENTS

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ARTICLE I

         DEFINITIONS...............................................................1

         AGREEMENTS TO SELL, PURCHASE AND LEASE....................................8
                  1.1      AGREEMENT TO SELL AND PURCHASE..........................8
                  1.2      AGREEMENT TO LEASE......................................8

ARTICLE II

         PURCHASE PRICE............................................................8
                  2.1      PAYMENT OF PURCHASE PRICE...............................8

ARTICLE III

         ITEMS TO BE FURNISHED TO PURCHASER BY SELLER..............................9
                  3.1      DUE DILIGENCE MATERIALS.................................9
                  3.2      DUE DILIGENCE REVIEW...................................10
                  3.3      ISSUANCE OF TITLE POLICY...............................10

ARTICLE IV

         REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS....................10
                  4.1      REPRESENTATIONS AND WARRANTIES OF SELLER...............10
                  4.2      COVENANTS AND AGREEMENTS OF SELLER.....................14
                  4.3      REPRESENTATIONS AND WARRANTIES OF PURCHASER............16

ARTICLE V

         CONDITIONS TO OBLIGATIONS................................................16
                  5.1      CONDITIONS TO THE PURCHASER'S OBLIGATIONS..............16
                  5.2      FAILURE OF CONDITIONS TO PURCHASER'S OBLIGATIONS.......18
                  5.3      CONDITIONS TO THE SELLER'S OBLIGATIONS.................18
                  5.4      FAILURE OF CONDITIONS TO SELLER'S OBLIGATIONS..........18

ARTICLE VI

         PROVISIONS WITH RESPECT TO THE CLOSING...................................18
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                  6.1      SELLER'S CLOSING OBLIGATIONS...........................18
                  6.2      PURCHASER'S CLOSING OBLIGATIONS........................20

ARTICLE VII

         EXPENSES OF CLOSING......................................................20
                  7.1      ADJUSTMENTS............................................20
                  7.2      CLOSING COSTS..........................................20
                  7.3      COMMISSIONS/BROKER'S FEES..............................21

ARTICLE VIII

         DEFAULT AND REMEDIES.....................................................21
                  8.1      SELLER'S DEFAULT; PURCHASER'S REMEDIES.................21
                  8.2      PURCHASER'S DEFAULT; SELLER'S REMEDIES.................21

ARTICLE IX

         MISCELLANEOUS............................................................22
                  9.1      CASUALTY...............................................22
                  9.2      CONDEMNATION...........................................22
                  9.3      SURVIVAL...............................................23
                  9.4      RIGHT OF ASSIGNMENT....................................23
                  9.5      NOTICES................................................23
                  9.6      ENTIRE AGREEMENT; MODIFICATIONS........................24
                  9.7      APPLICABLE LAW.........................................24
                  9.8      CAPTIONS...............................................24
                  9.9      BINDING EFFECT.........................................24
                  9.10     TIME IS OF THE ESSENCE.................................25
                  9.11     WAIVER OF CONDITIONS...................................25
                  9.12     LIABILITY OF GENERAL PARTNER OF PURCHASER..............25

LIST OF EXHIBITS..................................................................28
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                         AGREEMENT OF SALE AND PURCHASE
                         ------------------------------

         THIS AGREEMENT OF SALE AND PURCHASE (the "Agreement") is made and entered into by and between WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (hereinafter referred to as "Seller"), and CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (hereinafter referred to as "Purchaser"). Seller and Purchaser are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

                                R E C I T A L S
                                ---------------

         A. Seller has the right to acquire the Property (as hereinafter defined) through a validly existing and enforceable purchase option between Seller and the current owner of the Property, which Property consists of a leasehold interest in certain real property and improvements now or hereafter to be constructed on said real property which is more particularly described on Exhibit A attached hereto and made a part hereof; and,

         B. Seller desires to sell and Purchaser desires to purchase the Property, and simultaneously therewith, to enter into a lease transaction pursuant to which Purchaser shall lease to Seller, and Seller shall lease from Purchaser, the Property.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       DEFINITIONS

         As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

         "Accreditations" shall mean any and all accreditations and/or certifications from any non-governmental entities required in connection with the current or contemplated operation of the Property.

         "Amendment to Lease" shall mean the amendment to the Lease to be entered into between Seller and Purchaser at the Hobbs Expansion Closing with respect to the Hobbs Expansion Improvements in the form set forth in Exhibit I attached hereto.

         "Applicable Notices" shall mean any reports, notices of violation, or notices of compliance issued in connection with any Accreditations or Permits.

         "Assignment of Leasehold Interest" shall mean the Assignment and Conveyance of Leasehold Interest in 98 Year Lease in the form attached hereto as Exhibit E executed by the Wackenhut

Trustee in favor of Purchaser, conveying a leasehold estate in the Land and Improvements to Purchaser, subject only to the Permitted Exceptions.

         "Bill of Sale" shall mean a bill or bills of sale in substantially the same form as Exhibit B, attached hereto, and sufficient to transfer to Purchaser all Personal Property.

         "Business Agreements" shall mean any leases, contract rights, loan agreements, mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Property, to the extent the same are assignable by Seller, but specifically excluding all of Seller's Operating and Service Agreements.

         "Business Day(s)" shall mean calendar days other than Saturdays, Sundays and legal holidays.

         "Certificate of Non-Foreign Status" shall mean a certificate dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit C, attached hereto.

         "Claim" shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

         "Closing" shall mean the consummation of each of the two (2) applicable sale and purchase transactions provided for herein, to be held at the offices of Akerman, Senterfitt & Eidson, P.A., One SE Third Avenue, Miami, Florida, or such other place as the Parties may mutually agree.

         "Closing Certificate" shall mean a certificate in substantially the same form as Exhibit D, attached hereto, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

         "Closing Date" shall mean the actual day on which each of the two (2) applicable sale and purchase transactions provided for herein are closed with the transfer of title to the Property. The Parties agree that the closing date for Hobbs I Closing shall be October 30, 1998 and the closing date for the Hobbs Expansion Closing shall be January 5, 1999, or such earlier or later date as shall be hereafter mutually agreed upon by the Parties, but in all events no later than January 26, 1999.

         "Construction Completion Indemnity" shall mean an agreement mutually agreed to by Seller and Purchaser and entered into at the Hobbs I Closing for the purpose of setting forth the obligations of Seller with respect to completion of the Hobbs Expansion Improvements.

         "Construction Cost Overruns" shall mean construction costs in excess of $15,541,677 incurred by Seller in connection with completion of the Hobbs Expansion Improvements.


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


         "Due Diligence Materials" shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 4.1 hereof.

         "Effective Date" shall mean the later of the two (2) dates on which this Agreement is signed and all changes initialed by Seller and Purchaser, as indicated by their signatures below; provided, that in the event only one Party dates its signature, then the date of its signature shall be the Effective Date.

         "Engineering Documents" shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect's reports or certificates, feasibility studies, appraisals, and other similar plans and studies that relate to the Real Property or the Personal Property, to the extent the same are assignable by Seller.

         "Exception Documents" shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

         "Excluded Personal Property" shall mean all those items of tangible and intangible personal property described on Exhibit F attached hereto, specifically excluding those items of intangible personal property set forth on the Schedule of Excluded Proprietary Property attached hereto as Exhibit F-1.

         "Existing Mortgage" shall mean the existing mortgage in favor of NationsBank, National Association, encumbering the Property which mortgage shall be assigned to the Seller at the Hobbs I Closing and except as provided in Section 8.2(b) hereof, further assigned at the Hobbs Expansion Closing to Purchaser's lender as additional security for that certain $150,000,000 revolving mortgage loan facility dated as of October 2, 1998 extended to Purchaser by NationsBank, National Association, as the same may be hereafter restated or amended from time to time. Notwithstanding anything to the contrary set forth herein, provided Seller and Purchaser's lender enter into a subordination, nondisturbance and attornment agreement ("SNDA") at the Hobbs Expansion Closing in form substantially similar to the SNDA previously entered into between Seller and Purchaser's lender with respect to the other leased properties under the Master Lease, the Existing Mortgage shall constitute a Permitted Exception under this Agreement.

         "Fixtures" shall mean all those items of equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements as described on Exhibit G attached hereto, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the


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


Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property and Excluded Personal Property and those items of excluded Fixtures set forth on Exhibit G-1.

         "Hazardous Materials" shall mean any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Law.

         "Hazardous Materials Law" shall mean any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

         "Hobbs I Closing" shall mean the consummation of the purchase and sale of the Hobbs I Improvements, the leasehold interest in the Land arising under or by virtue of the Ground Lease, the Fixtures and the Personal Property in accordance the provisions of this Agreement.

         "Hobbs Expansion Closing" shall mean the consummation of the purchase and sale of the Fixtures and the Personal Property (each to be scheduled and mutually approved by Seller and Purchaser no later than 30 days prior to the Hobbs Expansion Closing Date), and the Hobbs Expansion Improvements in accordance the provisions of this Agreement.

         "Hobbs I Improvements" shall mean the completed Improvements constructed by Seller upon the Land as of the Hobbs I Closing which shall consist of two (2) housing buildings containing a total of 600 inmate beds, an activities building, a segregation/support building, an administration building as generally depicted on the sketch attached hereto as Exhibit A-1 and all related and associated landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements necessary to the operation thereof.

         "Hobbs Expansion Improvements" shall mean the completed Improvements to be constructed by Seller upon the Land following the purchase and sale of the Hobbs I Improvements, which Hobbs Expansion Improvements shall consist of two (2) additional housing buildings containing a total of an additional 600 inmate beds and an industry activities building as generally depicted on the sketch


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attached hereto as Exhibit A-1 and all related and associated landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements necessary to the operation thereof.

         "Ground Lease" shall mean the lease demising the land described on Exhibit A attached hereto for a period of 98 years for the purpose of development and operation of a county jail or prison thereon pursuant to the terms and provisions of that certain Amended and Restated Lease dated as of October 19, 1998 entered into by and between the County of Lea, New Mexico, as lessor and First Security Bank, National Association, not individually but as trustee under the Wackenhut Corrections Trust 1997-1, as lessee.

         "Improvements" shall mean all buildings (including housing units for an aggregate 1200 inmate beds), improvements, structures and Fixtures now or hereafter located on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

         "Intangible Property" means all Permits, Warranties, Engineering Documents, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Real Property, including all water rights and reservations, rights to use the trade name applicable to the Property (but excluding the name "Wackenhut Corrections" or any derivative thereof), and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, "Intangible Property" shall not include the general corporate trademarks, trade names (except as set forth above), service marks, logos or insignia or the books and records of Seller, Seller's accounts receivable and Seller's business and operating licenses for the facilities on the Real Property.

         "Land" means all of Seller's (or the Wackenhut Trustee's, as applicable), right, title and interest in and to the real property demised under the Ground Lease, including, without limitation, all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging and Seller's (or the Wackenhut Trustee's, as applicable) right, title and interest in and to any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

         "Laws" means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety, disabled or handicapped persons.

         "Lease" shall mean the Master Agreement to Lease dated April 28, 1998 between Seller and Purchaser and the Lease Agreement in substantially the same form as Exhibit H, attached hereto and made a part hereof, which shall be executed and delivered by Seller and Purchaser at the Closing, and pursuant to the terms of which Purchaser shall lease the Property to Seller on the Closing Date.

         "Material" and "materially" shall mean a condition, noncompliance, defect or other fact which would: (a) cost, with respect to any individual Property, in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000.00) and, with respect to any single defect or fact, would cost, with respect to any individual Property, in excess of One Hundred Thousand Dollars ($100,000.00), to correct or repair; or (b) in the aggregate, with respect to any individual Property, result in a loss to Purchaser or a reduction in the value of such Property in excess of Two Hundred Thousand Dollars ($200,000.00) and, with respect to any single defect or fact, would, with respect to any individual Property, result in a loss to Purchaser or a reduction in the value of such Property in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

         "Permits" shall mean all permits, licenses (but excluding Seller's business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Real Property, to the extent the same are assignable by Seller. As used herein, "quasi-governmental" shall include the providers of all utility services to the Real Property.

         "Permitted Exceptions" shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser upon the expiration of the Review Period.

         "Personal Property" shall mean all tangible personal property (other than Fixtures, the Excluded Personal Property and the Excluded Proprietary Property), now or on the Closing Date owned by Seller and located on or about the Land or used in connection with the operation thereof (specifically excluding personal property owned by employees of Seller and personal property owned by inmates housed at the Real Property).

         "Property" shall mean, collectively, all of the tenant's right, title and interest under the Ground Lease with respect to the Land, the Improvements, the Fixtures, and the Personal Property.

         "Purchase Price" shall mean the aggregate sum of $48,388,364.00, consisting of a purchase price of $26,446,624.00 to be paid at the Hobbs I Closing for the Hobbs I Improvements and a purchase price of $21,941,740.00 to be paid at the Hobbs Expansion Closing for the Hobbs Expansion Improvements, subject to increase in the amount of verifiable Construction Cost Overruns provided that any such increase in the Hobbs Expansion purchase price shall result in a commensurate increase in the Base Rent payable under the Amendment to Lease.

         "Real Property" shall mean the Land, the Improvements and the Fixtures.

         "Review Period" means a period commencing on the Effective Date and ending thirty (30) days from the date of Purchaser's receipt of the last of the Due Diligence Materials; provided, should the Effective Date be less than thirty (30) days prior to the Closing Date, the Review Period shall terminate on the date which is five (5) days prior to the Closing Date.

         "Search Reports" shall mean reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located and in the State in which the principal office of Seller is located, which searches shall reflect that none of the Property is encumbered by liens or security interests which will remain on the Property after the Closing. The Search Reports shall be updated, at Seller's expense, at or within five (5) days prior to Closing.

         "Seller's Operating and Service Agreements" shall mean all management, service and operating agreements and contracts entered into by Seller with respect to the Property, including, but not limited to, agreements and contracts to house inmates at the Property, food service and equipment agreements, inmate pay telephone service agreements, medical and pharmaceutical service and supply agreements, drug testing service agreements, public performance and licensing agreements for motion picture video cassettes, inmate educational and instructional service agreements, refuse service agreements, pest control service agreements and machinery, equipment and uniform rental and service agreements.

         "Survey" shall mean a current "as-built" ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located and reasonably acceptable to Purchaser, which shall:
(a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, parking spaces (including number of spaces), fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to the Seller, the Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said Survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; and (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey.

         "Title Commitment" shall mean a current commitment or current commitments issued by the Title Company to the Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

         "Title Company" shall mean First American Title Insurance Company.

         "Title Policy" shall mean an ALTA Extended Coverage Leasehold Owner's Policy (or policies) of Title Insurance (10/17/70 Form), or comparable state promulgated policies, with liability in the aggregate amount of the Purchase Price, dated as of the Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property in Purchaser, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance including such other endorsements requested by Purchaser, with the following modifications: (a) the exception for survey matters shall be deleted and replaced by an exception for the matters shown on the Survey; (b) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (c) any exception as to parties in possession shall be limited to rights of Seller in possession, as lessee only, pursuant to the Lease; and (d) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information).

         "Wackenhut Trustee" shall mean First Security Bank, National Association, not individually but solely as trustee under the Wackenhut Corrections Trust 1997-1.

         "Warranties" shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller.

                     AGREEMENTS TO SELL, PURCHASE AND LEASE

         1.1 AGREEMENT TO SELL AND PURCHASE. On the Closing Date, provided Purchaser shall not have terminated this Agreement pursuant to the provisions of Section 5.2 hereof, Seller shall, or shall cause the Wackenhut Trustee to sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, the Property, for the Purchase Price and subject to the terms and conditions of this Agreement. Purchaser acknowledges that Seller may elect to cause the transfer of some or all of the Property directly from the Wackenhut Trustee to the Purchaser in connection with the Seller's exercise of its option to purchase and right to designate the Purchaser as its nominee or transferee to receive title to the Property. In the event of any such transfer of some or all of the Property directly from the Wackenhut Trustee to the Purchaser, Seller shall not be relieved of any of its warranties, obligations or liability hereunder notwithstanding the fact that the instruments of conveyance executed and delivered by the Wackenhut Trustee may be in the form of a special or limited warranty deed, quitclaim deed or any other similar instrument.

         1.2 AGREEMENT TO LEASE. On the Closing Date, and subject to performance by the Parties of the terms and provisions of this Agreement, Purchaser shall lease to Seller and Seller shall lease from Purchaser, the Property at the rental and upon the terms and conditions set forth in the Lease and the Amendment to Lease.

2.       PURCHASE PRICE

         2.1 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Purchaser delivering to, or at the direction of, the Seller at each of the Hobbs I Closing and the Hobbs Expansion Closing Federal Reserve wire transfer funds or other immediately available collected funds payable to the order of the Seller in the sum equal to the applicable Purchase Price payable at each such closing, subject to adjustment as herein provided. On or before the each of the Hobbs I Closing and the Hobbs Expansion Closing, the Parties shall agree on an allocation of the applicable Purchase Price as between the Real Property and the Personal Property being sold and transferred at the time of each such closing in accordance with the provisions hereof.

3.       ITEMS TO BE FURNISHED TO PURCHASER BY SELLER

         3.1 DUE DILIGENCE MATERIALS. Seller previously has delivered to Purchaser for its review, or, if not, within (i) five (5) days after the Effective Date with respect to the Hobbs I Closing and (ii) fifteen (15) days after the issuance of a final certificate of occupancy with respect to the Hobbs Expansion Closing, Seller shall deliver to Purchaser for its review, the following items:

                  a. True, correct, complete and legible copies of all Business Agreements, Warranties, Permits, Accreditations, Applicable Notices, Engineering Documents and Seller's Operating and Service Agreements (solely for the purposes of this Section 4.1a., the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

                  b. True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the two prior calendar years, if available;

                  c. True, correct, complete and legible listing of all Fixtures, Personal Property and Excluded Property, including a current depreciation schedule.

                  d. True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property, if any;

                  e. True, correct, complete and legible copies of all instruments evidencing, governing or securing the payment of any loans secured by the Property or related thereto. Seller may make such instruments available for inspection and copying by Purchaser at Seller's principal office;

                  f. True, correct, complete and legible copies of any and all environmental studies or impact reports relating to the Property, if any, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials and whether the Property is in compliance with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

                  g. True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect the Property or the use and operation of the Property, together with summaries and such other more detailed information as Purchaser may reasonably request with respect to any other pending litigation or claim the outcome of which might materially affect Seller or materially affect the Property. Seller may make such files available for inspection and copying by Purchaser at Seller's principal office.

                  h. The Title Commitment, Exception Documents, Survey and Search Reports.

                  i. Actual operating statements for the Property or, if the Property has not been operated by Seller for twelve months prior to the date of this Agreement, projected operating results for the Property.

                  j. The Certificate of Occupancy, or its equivalent, for the Hobbs I Improvements or the Hobbs Expansion Improvements, as applicable.

                  k. Fully executed change orders or other invoices acceptable to Purchaser evidencing the amount of Construction Cost Overruns (if any) in connection with the completion of the Hobbs Expansion Improvements.

         3.2 DUE DILIGENCE REVIEW. During the Review Period, Purchaser shall be entitled to review the Due Diligence Materials delivered by Seller to Purchaser pursuant to the provisions of Section 3.1 above. Purchaser may give written notice setting forth any defect, deficiency or encumbrance which is in violation of Seller's warranties and representations set forth herein and shall specify a time within which Seller shall remedy or cure such matter prior to the Closing Date. If any defect, deficiency or encumbrance, so noticed, is not satisfied or resolved to the reasonable satisfaction of Purchaser, within the time period specified in the written notice, then Purchaser shall have the right, at Purchaser's option, (i) to postpone the Closing Date until such time as the defect, deficiency or encumbrance so notice has been satisfied or resolved to the reasonable satisfaction of Purchaser or (ii) to proceed to closing with an indemnification agreement acceptable to Purchaser, together with, at Purchaser's sole option, a holdback of a portion of the Purchase Price in an amount equal to the cost, as reasonably estimated by Purchaser acting in good faith, to satisfy or resolve the defect, deficiency or encumbrance so noticed in accordance with the provisions of an indemnity agreement to be approved and entered into between Seller and Purchaser at the Closing.

         3.3 ISSUANCE OF TITLE POLICY. Seller agrees to deliver to Purchaser the Title Policy no later than thirty (30) days after the Closing.

4.       REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

         4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows:

                  a. Seller has the right to acquire and at the Closing, Seller will cause the conveyance, transfer and assignment to Purchaser of, good, indefeasible, marketable and insurable title to the leasehold estate arising under or by virtue of the Ground Lease, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

                  b. Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Purchaser at Closing and to lease the Property from Purchaser following Closing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is qualified to do business in the state in which the Property is located. The consummation of the transactions contemplated herein does not require the approval of Seller's shareholders or any third party, except such third party approvals as Seller has obtained or will obtain prior to the Closing Date. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, Seller's Bylaws or Certificate of Incorporation, any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound; and does not constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of the Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property.

                  c. Except as may be disclosed in the Exception Documents, there are no adverse or other parties in possession of the Property or of any part thereof, and Seller has not granted to any party any license, lease or other right relating to the use or possession of the Property.

                  d. No notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such notice will have been received which shall not have been cured. No notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

                  e. No pending condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof exists. Seller has not heretofore received any notice, and has no knowledge, that any such proceeding or charge is contemplated. Seller has not received any notice of a proposed increase in the assessed valuation of the Property.

                  f. All Improvements (including all utilities) have been, or as of the applicable Closing will be, completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost. Permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the applicable Closing will be, issued for the Improvements, and, as of the applicable Closing, where required, all of the same will be in full force and effect. The Improvements, as designed and constructed, comply or will comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

                  g. The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land are adequate to serve the utility needs of the Property for operation as a correctional facility and detention facility or other use set forth in the Permits. All utilities required for the operation of the Improvements enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will inure to the benefit of Purchaser. All approvals, licenses and permits required to fully operate said utilities have been obtained and are in full force and effect. All of said utilities are installed and operating, or will be, by the applicable Closing and all installation and connection charges have been or will be paid in full.

                  h. The location, construction, occupancy, operation and use of the Property (including the Improvements) do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the Americans with Disabilities Act and
Section 504 of the Rehabilitation Act of 1973, as applicable.

                  i. There are not any structural defects in any of the buildings or other Improvements constituting the Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto are and, as of the Closing, will be in good condition and working order and adequate in quantity and quality for the normal operation of the Property as a correctional or detention facility or other use set forth in the Permits. No part of the Property has been destroyed or damaged by fire or other casualty. There are no unsatisfied requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

                  j. Except as previously disclosed by Seller pursuant to contracts delivered to Purchaser with respect to the construction of the Hobbs Expansion Improvements, all work in connection with Property, including, without limitation, the completion of the Hobbs I Improvements has been performed, and no materials will have been delivered to the Property with respect to the Hobbs I Improvements that might provide the basis for a mechanic's, materialmen's or other lien against the Property or any portion thereof, or amounts due for such work and material shall have paid or discharged to Purchaser's and Title Company's satisfaction as of Closing.

                  k. There exist no service contracts, management or other agreements applicable to the Property, or amendments, modifications or terminations thereof, to which Seller is a party or otherwise known to Seller, other than Seller's Operating and Service Agreements, the Business Agreements and those agreements furnished to Purchaser pursuant to Section 3.1.

                  l. Seller is not in default in any manner which would result in a material adverse effect on Seller under any of the Business Agreements, or Seller's Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof, and, to Seller's knowledge, no other party to any of the foregoing is in default thereunder.

                  m. There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                  n. The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and, all approvals necessary therefor have been obtained. To the best of Seller's knowledge, no fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

                  o. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller's knowledge, pending or threatened against Seller or the Property.

                  p. Except as may be set forth in any of the Due Diligence Materials, no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Seller or to Seller's knowledge. No activity has been undertaken on the Property by Seller or to Seller's knowledge which would cause (I) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law. No activity has been undertaken with respect to the Property by Seller or to Seller's knowledge which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Materials Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property, nor, to Seller's knowledge, is any of the foregoing threatened. No notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and, to Seller's knowledge, is not required to obtain, and Seller has no knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Materials Law. Notwithstanding the representations made herein, such representations are and shall be deemed to be limited by the matters detailed in any Phase I Preliminary Site Assessment or other Due Diligence Materials obtained by or provided to Purchaser in connection herewith.

                  q. The Property includes or will include as of the applicable Closing, all items of property, tangible and intangible, used by Seller in connection with the operation of the Property, other than the Excluded Personal Property, Seller's Operating and Service Agreements, and property expressly excluded from the definition of the Property.

                  r. To the best of Seller's knowledge, the Due Diligence Materials delivered to Purchaser are true, correct and complete in all material respects.

         Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of (a) the material breach of any representation or warranty of Seller set forth in Section 5.1, (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to Section 5.1 or (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date. This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. Subject to the provisions of Section 10.1, the provisions of this Section 4.1 shall survive the Closing of the transaction contemplated by this Agreement and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns. Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section 4.1. In the event a defect, claim or deficiency is actually discovered by Purchaser prior to Closing or is noticed in writing by Seller to Purchaser prior to Closing, Purchaser shall either terminate the Agreement as provided herein or waive the defect, claim or deficiency and proceed to Closing.

         4.2 COVENANTS AND AGREEMENTS OF SELLER. Seller covenants and agrees with Purchaser, from the Effective Date until the Closing or earlier termination of this Agreement:

                  a. Seller shall: (i) operate the Property in the ordinary course of Seller's business and in the same manner as currently operated; (ii) fully maintain and repair the Hobbs I Improvements, the Fixtures, and the Personal Property in good condition and repair; and (iii) complete the construction of the Hobbs Expansion Improvements in accordance with the provisions of this Agreement and the provisions of the Lease and Construction Completion Indemnity Agreement to be executed and delivered at the Hobbs I Closing.

                  b. Purchaser shall be entitled to make all inspections or investigations desired by Purchaser with respect to the Property or any portion thereof, and shall have complete physical access to the Property, which access shall occur at such times and in such manner so as to not unreasonably interfere with Seller's business operations or constitute a safety hazard, as reasonably determined by Seller.

                  c. Prior to the Hobbs I Closing, Seller shall cause to be maintained in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts, but no less than currently in effect and following the Hobbs I Closing, as required under the Lease.

                  d. Seller shall pay when due all bills and expenses of the Property, including all hard and soft costs in connection with the construction of the Hobbs Expansion Improvements. Seller shall not enter into or assume any new Business Agreements or modify, amend or terminate any existing Business Agreements with regard to the Property which are in addition to or different from those furnished and disclosed to Purchaser and reviewed and approved pursuant to Section 4.1.

                  e. Seller shall not create or permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof without the prior written consent of Purchaser.

                  f. Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property from the date hereof until Closing, and will not suffer or permit any default or amend or modify the documents evidencing or securing any such indebtedness without the prior consent of Purchaser. Seller will, subject to limitations provided by law with respect to privacy rights of inmates, give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested, full access to all books, records and files relating to the Property so long as the same does not unreasonably interfere with Seller's business operations.

                  g. Seller shall not remove any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal.

                  h. During the pendency of this Agreement, Seller, its corporate officers, directors, and agents shall not negotiate the sale or other disposition of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of the Property, or any portion thereof, to any person or entity other than Purchaser.

                  i. Seller agrees to notify Purchaser in writing within three
(3) Business Days of any offer received by, delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of the Property.

                  j. Seller shall provide representations, warranties and consents as may be reasonably required in connection with any public offering of stock or debt obligations by Purchaser, including, but not limited to, inclusion of financial statements, summary financial information and other required information concerning Seller, or Seller as lessee under the Lease, in any Securities and Exchange Commission filings.

         4.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

                  a. Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing, and to lease the Property to Seller following Closing.

                  b. The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

5.       CONDITIONS TO OBLIGATIONS

         5.1 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligations of Purchaser to purchase the Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the applicable Closing (or such other time period specified below), of each of the following conditions:

                  a. All of the representations and warranties of Seller set forth in this Agreement shall be true at all times prior to, at and as of, the applicable Closing in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

                  b. Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the applicable Closing.

                  c. Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

                  d. No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Seller or the Property.

                  e. Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing.

                  f. During the Review Period, Purchaser shall have satisfactorily completed an inspection of the Property with respect to the physical condition thereof by agents or contractors selected by Purchaser.

                  g. During the Review Period, Purchaser shall have received, in form acceptable to Purchaser, evidence of compliance by the Property with all building codes, zoning ordinances and other governmental entitlements as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for the current and intended use and satisfactory evidence of no violations of building or other codes or laws.

                  h. During the Review Period, all necessary approvals, consents and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained.

                  i. During the Review Period, Purchaser is reasonably satisfied that the Property is sufficient and adequate for Seller to carry on the business now being conducted thereon and the Property is in good condition and repair as reasonably required for the proper operation and use thereof in compliance with applicable laws.

                  j. During the Review Period, Purchaser has reviewed and satisfied itself with respect to the Due Diligence Materials.

                  k. No material portion of the Property shall have been destroyed by fire or casualty.

                  l. No condemnation, eminent domain or similar proceedings shall have been commenced or threatened with respect to any material portion of the Property.

         5.2 FAILURE OF CONDITIONS TO PURCHASER'S OBLIGATIONS. In the event any one or more of the conditions to Purchaser's obligations are not satisfied or waived in whole or in part at any time prior to Purchaser, at Purchaser's option, shall be entitled to proceed as set forth in the Construction Completion Indemnity Agreement executed of even date herewith as part of the Hobb I Closing.

         5.3 CONDITIONS TO THE SELLER'S OBLIGATIONS. The obligations of Seller to sell the Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to or as of the Closing or in the event Purchaser fails to purchase the Hobbs Expansion Improvements notwithstanding the fact that all of Purchaser's conditions to Closing set forth in Section 5.1 have been satisfied, and as of the Closing (or such other time period specified below), of each of the following conditions:

                  a. All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Purchaser shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

                  b. Purchaser shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

                  c. Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

                  d. With respect to the Seller's obligation to sell and convey the Hobbs Expansion Improvements, Purchaser shall have closed the acquisitions of the Hobbs I Improvements in accordance with the terms and provisions hereof.

         5.4 FAILURE OF CONDITIONS TO SELLER'S OBLIGATIONS. In the event any one or more of the conditions to Seller's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller's option, shall be entitled to proceed as set forth in the Construction Completion Indemnity Agreement executed of even date herewith as part of the Hobb I Closing.

6.       PROVISIONS WITH RESPECT TO THE CLOSING

         6.1 SELLER'S CLOSING OBLIGATIONS. At the applicable Closing, Seller shall furnish and deliver to the Purchaser, at Seller's expense, the following:

                  a. At the Hobbs I Closing: the Assignment of Leasehold Interest, the Construction Completion Indemnity and Repurchase Agreement, the Title Policy (or the Title Commitment marked-up and initialed by the Title Company), Bill of Sale, Certificate of Non-Foreign Status, Closing Certificate and Lease, each duly executed and acknowledged by Seller and, as appropriate, in recordable form acceptable in the state and county in which the Property is located.

                  b. At the Hobbs Expansion Closing: a Bill of Sale or other instrument satisfactory to transfer and convey title to the Hobbs Expansion Improvements to Purchaser, an assignment of the Existing Mortgage to Purchaser's lender, such endorsements to the Title Policy as Purchaser or Purchaser's lender may reasonably request, Certificate of Non-Foreign Status, Closing Certificate and the Amendment to the Lease.

                  c. At both the Hobbs I and Hobbs Expansion Closings: certificates of casualty and fire insurance for the Property and satisfactory evidence of all other insurance coverages as required pursuant to the Lease showing Purchaser as additional insured and loss payee thereunder, where appropriate, with appropriate provisions for prior notice to Purchaser in the event of cancellation or termination of such policies and otherwise in form and substance reasonably satisfactory to Purchaser.

                  d. At both the Hobbs I and Hobbs Expansion Closings: Search Reports, dated not more than five (5) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller (or if applicable, the Wackenhut Trustee) with respect to the Property which will remain on the Property after the Closing.

                  e. At both the Hobbs I and Hobbs Expansion Closings: such affidavits or letters of indemnity as the Title Company shall require in order to omit from the Title Insurance Policy all exceptions for unfiled mechanic's, materialman's or similar liens.

                  f. At both the Hobbs I and Hobbs Expansion Closings: any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

                  g. At both the Hobbs I and Hobbs Expansion Closings: such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company, to evidence the status and capacity of Seller (and if applicable, the Wackenhut Trustee) and the authority of the person or persons who are executing the various documents on behalf of Seller (and if applicable, the Wackenhut Trustee) in connection with the purchase and sale transaction contemplated hereby.

                  h. At both the Hobbs I and Hobbs Expansion Closings: such other documents as are reasonably required by Purchaser or Purchaser's lender to carry out the terms and provisions of this Agreement.

         6.2 PURCHASER'S CLOSING OBLIGATIONS. At each of the Closings contemplated hereunder, Purchaser shall furnish and deliver to Seller, at Purchaser's expense, the following:

                  a. Federal Reserve, wire transfer funds or other immediately available collected funds payable to the order, or at the direction, of Seller representing the cash portion of the Purchase Price due in accordance with
Section 2.1 herein for the applicable Closing.

                  b. The Closing Certificate, Construction Completion Indemnity Agreement and Lease (or with respect to the Hobbs Expansion Closing, the Amendment to Lease) duly executed and acknowledged by Purchaser.

                  c. Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase and sale transaction contemplated hereby.

                  d. Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

                  e. All necessary approvals, consents, certificates and the like of third parties to the validity and effectiveness of the transaction contemplated hereby.

7.       EXPENSES OF CLOSING

         7.1 ADJUSTMENTS. There shall be no adjustment of taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, it being agreed and understood by the Parties that the Seller shall be obligated to pay such items under the terms of the Lease.

         7.2 CLOSING COSTS. Seller shall pay (a) all title examination fees and premiums for the Title Policy; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Seller hereunder, including without limitation, the cost of performance by Seller of its obligations hereunder; (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement; (f) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein; and (g) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein. Purchaser shall pay (a) Purchaser's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; and (b) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement. Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

         7.3 COMMISSIONS/BROKER'S FEES. Seller hereby represents and warrants to Purchaser that it has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Each Party hereby indemnifies and agrees to hold the other Party harmless from any loss, liability, damage, cost or expenses (including reasonable attorneys' fees) resulting to such other Party by reason of a breach of the representation and warranty made by such Party herein.

8.       DEFAULT AND REMEDIES

         8.1 ELLER'S DEFAULT; PURCHASER'S REMEDIES.

                  a. Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Seller's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Seller within ten (10) days following receipt by Seller of written notice of default from Purchaser.

                  b. In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser's sole option, proceed as set forth in the Construction Completion Indemnity Agreement executed of even date herewith as part of the Hobb I Closing.

         8.2 PURCHASER'S DEFAULT; SELLER'S REMEDIES.

                  a. Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Purchaser's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Purchaser within ten (10) days following receipt by Purchaser of written notice of default from Seller.

                  b. In the event Purchaser shall be deemed to be in default hereunder Seller may, at Seller's sole option, proceed as set forth in the Construction Completion Indemnity Agreement executed of even date herewith as part of the Hobb I Closing.

9.       MISCELLANEOUS

         9.1 CASUALTY. Prior to the Closing Date, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section 9.1. Until the Closing has occurred, Seller shall keep all insurance policies in effect. If, prior to the Closing Date, any part of the Property is damaged or destroyed by fire or other casualty, Seller shall immediately notify Purchaser of such fact. If such damage or destruction is material (as defined below), Purchaser shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of Seller's notice. For purposes hereof "material" shall be deemed to be any uninsured damage or destruction to the Property (except that a casualty shall not be deemed uninsured solely because all, or a portion of, the cost of the casualty is subject to a deductible) or any insured damage or destruction (i) where the cost of repair or replacement is estimated, in Purchaser's good faith judgment, to be One Hundred Thousand and No/100 ($100,000.00) or more, (ii) where the repair or replacement is estimated, in Purchaser's good faith judgment, to require more than one hundred twenty (120) days to repair, or
(iii) which would result in an abatement of rent that would not be fully covered by rent loss insurance (or its equivalent) to Seller upon the Closing. If Purchaser does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement, and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price, and the repair and restoration of the Property shall proceed in accordance with the terms and provisions of the Lease to be entered into between Seller and Purchaser with the same effect as if such casualty had occurred during the term of the Lease. If Purchaser does not elect to terminate this Agreement by reason of any casualty, Purchaser shall have the right to participate in any adjustment of the insurance claim and, in such event, Purchaser and Seller shall cooperate each with the other in good faith.

         9.2 CONDEMNATION. Prior to the Closing Date, if all or any portion of the Property is taken, or if access thereto is reduced or restricted, by eminent domain or otherwise (or if such taking, reduction or restriction is pending, threatened or contemplated) (hereinafter a "Condemnation Proceeding"), Seller shall immediately notify Purchaser of such fact. In the event that such notice relates to the taking of a material (as defined below) portion of the Property, Purchaser shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of Seller's notice, whereupon neither party shall have any rights, obligations or liabilities hereunder except with respect to those rights, obligations or liabilities which expressly survive the termination of this Agreement. For the purposes of this Section, and without limiting the generality of the foregoing, a taking shall be deemed material if it (i) restricts access to the Property (ii) reduces the parking available to Property unless an equal or greater number of spaces may be created through a reconfiguration of the parking facilities, or (iii) would, in the reasonable estimation of Purchaser, cost more than $100,000 to restore the Property or make alterations to the Property in order to maintain the Property as a fully functioning correctional and detention facility comparable in all respects to the condition of the Property absent such Condemnation Proceeding. If Purchaser does not elect to terminate this Agreement as herein provided, the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price, and any condemnation award and repair and restoration of the Property shall be governed by the terms and provisions of the Lease to be entered into between Seller and Purchaser at the Closing with the same effect as if such Condemnation Proceeding had occurred during the term of the Lease. If Purchaser does not elect to terminate this Agreement by reason of any Condemnation Proceeding, Purchaser shall have the right to participate in any Condemnation Proceeding with respect to the Property and, in such event, Purchaser and Seller shall cooperate each with the other in good faith.

         9.3 SURVIVAL. All of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, to the extent not performed at the

Closing, shall survive the Closing for the period of one (1) year after the Closing Date and shall not be deemed to merge upon the acceptance of the Deed by Purchaser.

         9.4 RIGHT OF ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned or transferred by Purchaser to any person, firm, corporation or other entity without the prior written consent of Seller, which consent may be given or withheld in the sole discretion of Seller.

         9.5 NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested or (c) delivered by a recognized national delivery service addressed as follows:

        If intended for Seller:    Wackenhut Corrections Corporation
                                   4200 Wackenhut Drive, Suite 100
                                   Palm Beach Gardens, FL  33410-4243
                                   Phone: (561) 622-5656
                                   Attention:  Dr. George C. Zoley

        With a copy to:            Akerman, Senterfitt & Eidson, P.A.
                                   One SE Third Avenue
                                   Miami, Florida 33131
                                   Phone:  (305) 374-5600
                                   Attention: Janice L. Russell, Esq.

        If intended for Purchaser: CPT Operating Partnership L.P.
                                   Gardens Plaza, Suite 430
                                   3300 PGA Boulevard
                                   Palm Beach Gardens, Florida 33410-4243
                                   Phone: (561) 691-6644
                                   Attn: Mr. Charles R. Jones

        With a copy to:            Josias, Goren, Cherof, Doody and Ezrol, P.A.
                                   3009 East Commercial Boulevard, Suite 200
                                   Ft. Lauderdale, Florida 33308
                                   Phone:  (954) 771-4500
                                   Attention: Donald J. Doody, Esq.

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized national delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card; provided that if a notice, request or other communication is served by hand on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

         9.6 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement embodies and constitutes the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         9.7 APPLICABLE LAW. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Palm Beach County, Florida or the U.S. District Court for the Southern District of Florida and, accordingly, consent thereto.

         9.8 CAPTIONS. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

         9.9 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         9.10 TIME IS OF THE ESSENCE. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

         9.11 WAIVER OF CONDITIONS. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

         9.12 LIABILITY OF GENERAL PARTNER OF PURCHASER. Seller acknowledges that Purchaser has disclosed that the general partner of Purchaser (the "General Partner") is a Maryland business trust formed pursuant to a Declaration of Trust, as amended, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, which provides that no trustee, officer, shareholder, employee or agent of the General Partner shall be held personally liable under any written instrument creating an obligation of, or claim against, the General Partner and that all persons dealing with the General Partner, in any way, shall look only to the assets of the General Partner for the payment of any sum or the performance of any obligation. Seller agrees that any liability of the General Partner or any trustee, officer, shareholder, employee or agent acting on behalf of the General Partner arising out of this Agreement or the performance by Purchaser of its obligations hereunder is limited to the assets of the General Partner in accordance with the above Declaration of Trust.

         EXECUTED to be effective as of the Effective Date.

                SIGNATURE PAGE TO AGREEMENT OF SALE AND PURCHASE

                       PURCHASER:

                       CPT OPERATING  PARTNERSHIP L.P.

                       By: Correctional Properties Trust, a Maryland real estate investment trust, its General Partner

                              By:  /s/ Charles R. Jones
                                  ------------------------------------------
                                     Charles R. Jones, President

                              Dated: October 30, 1998

                SIGNATURE PAGE TO AGREEMENT OF SALE AND PURCHASE

                              SELLER:

                              WACKENHUT CORRECTIONS CORPORATION

                              By:   /s/ John G. O'Rourke
                                  ------------------------------------------
                                   John G. O'Rourke, Senior Vice President

                              Dated: October 30, 1998

                                LIST OF EXHIBITS

Exhibit A       -     Legal Description of the Land
Exhibit A-1     -     Sketch of the Hobb I Improvements and the Hobbs Expansion
                      Improvements
Exhibit B       -     Bill of Sale
Exhibit C       -     Certificate of Non-Foreign Status
Exhibit D       -     Closing Certificate
Exhibit E       -     Assignment of Leasehold Interest
Exhibit F       -     Excluded Personal Property
Exhibit F-1     -     Excluded Proprietary Property
Exhibit G       -     Fixtures
Exhibit G-1     -     Excluded Fixtures
Exhibit H       -     Lease Agreement
Exhibit I       -     Amendment to Lease

                                   EXHIBIT A

                        LEGAL DESCRIPTION - PRISON TRACT

A TRACT OF LAND located in part of the W1/2 of Section 11, Township 18 South, Range 37 East, being part of a tract conveyed to the County of Lea, a political subdivision of the State of New Mexico as recorded in Book 821, Page 485, of the Lea County records, and being more particularly described as follows:

BEGINNING at a point on the east line of said County tract, from whence the southwest corner of said County tract, which is also the southwest corner of said Section 11, bears SO 02'42"E, a distance of 2302.95 feet and N89 53'24"W, a distance of 2375.16 feet;

THENCE NO 02'42"W along the east line of said County tract, a distance of 2281.54 feet to a found 1/2" rebar with a plastic cap which is the northeast corner of said County tract and the northeast corner of this survey;

THENCE N89 52'06"W along the north line of said County tract, a distance of 1290.03 feet to a 1/2" rebar with an aluminum cap for the northwest corner of this survey;

THENCE SO 02'42"E parallel with the east line of said County tract, a distance of 1720.01 feet to a 1/2" rebar with an aluminum cap, which is an angle point on the west line of this survey;

THENCE S14 22'11"E, a distance of 580.00 to a 1/2" rebar with an aluminum cap which is the southwest corner of this survey;

THENCE S89 52'06"E, parallel with the north line of said County tract, a distance of 1146.53 feet to the point of beginning;

Said Tract CONTAINS 66.640 Acres, more or less.

                                  EXHIBIT A-1

Exhibit A-1 is a sketch of the overall plan/site layout for the Prison Tract.

                                  EXHIBIT "B"

                                  BILL OF SALE

         THIS BILL OF SALE dated ______________, 1998 is by and between Wackenhut Corrections Corporation, a Florida corporation ("Seller") and CPT Operating Partnership, L.P., a Delaware limited partnership ("Purchaser").

         KNOW ALL MEN BY THESE PRESENTS, that Seller for and in consideration of the payment by Purchaser of the purchase price as set forth in that certain Agreement of Sale and Purchase by and between Wackenhut Corrections Corporation, a Florida corporation and CPT Operating Partnership, L.P., a Delaware limited partnership (the "Agreement"), and the mutual covenants and other consideration recited therein, the receipt and sufficiency of which are hereby acknowledged, hereby grants, conveys, sells, assigns, transfers and delivers to the Purchaser, its successors and assigns, all of Seller's right, title, interest and benefit, of whatever kind and nature, tangible and intangible, in the following described property located at 6900 West Millen Drive, Hobbs, NM 88244: (the "Facility") (All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement):

                  (a) all items of Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property described on Exhibit "J" attached to the Agreement now or on the Closing Date owned by the Seller and located on or about the Facility and used in connection with the operation thereof (specifically excluding all items included within the definition of Fixtures and Excluded Personal Property and all personal property owned by employees of Seller and personnel property owned by inmates housed at the Facility).

                  (b) all those items of equipment, machinery, fixtures and all other items of real and/or personal property, including all components thereof, described on Exhibit F attached to the Agreement and now or on the Closing Date located in, or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto (specifically excluding all items included within the definition of Personal Property and Excluded Personal Property).

         TO HAVE AND TO HOLD the same unto the Purchaser, its successors and assigns forever.

         AND the Seller, for itself and its successors and assigns, hereby represents, warrants, covenants and agrees to and with the Purchaser, its successors and assigns, that it is the lawful owner of the aforesaid assets; that they are free from all liens and encumbrances; that it has good and valid right to sell, bargain, grant, transfer, convey and deliver the same to the Purchaser; and that it will warrant and defend the sale of the said assets, unto the Purchaser, its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Seller but against none other.

         All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Purchaser and its successors and assigns.

         This Bill of Sale may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the Seller and the Purchaser have duly executed this instrument on the date first above written.

                          PURCHASER:

                          CPT OPERATING PARTNERSHIP L.P.

                          By: Correctional Properties Trust, a Maryland real estate investment trust, its General Partner

                               By: CHARLES R. JONES, PRESIDENT
                                   ----------------------------------------

                               Date:
                                     --------------------------------------

                          SELLER:

                          Wackenhut Corrections Corporation

                               By: JOHN G. O'ROURKE, SENIOR VICE PRESIDENT
                                   ----------------------------------------

                               Date:
                                     --------------------------------------

STATE OF                                    )
                                            )ss:
COUNTY OF                                   )

         The foregoing instrument was acknowledged before me this 30 day of October, 1998 by CHARLES R. JONES, as President of Correctional Properties Trust, a Maryland real estate investment trust, as general partner of CPT Operating Partnership L.P., a Deleware limited partnership. He is personally known to me or has produced ____________________ (type of identification) as identification.


                      ---------------------------------------------------------
                                            NOTARY PUBLIC

                      ---------------------------------------------------------
                      (Print, Type or Stamp Commissioned Name of Notary Public)


STATE OF                                    )
                                            )ss:
COUNTY OF                                   )

         The foregoing instrument was acknowledged before me this 30 day of October, 1998 by John G. O'Rourke, and as Senior Vice President of Wackenhut Corrections Corporation, a Florida corporation, on behalf of the corporation. He is personally known to me or has produced ____________________ (type of identification) as identification.


                      ---------------------------------------------------------
                                            NOTARY PUBLIC

                      ---------------------------------------------------------
                      (Print, Type or Stamp Commissioned Name of Notary Public)

                                  EXHIBIT "C"

                       CERTIFICATE OF NON-FOREIGN STATUS

         John G. O'Rourke, (Affiant), being first duly sworn, states that:

         1. He is an authorized representative of Wackenhut Corrections Corporation, a Florida corporation ("Wackenhut"). He/She has been informed and understands that Section 1445 of the Internal Revenue Service Code of the United States provides that transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) of such interest is a foreign person.

         2. Wackenhut will convey to CPT Operating Partnership, L.P., a Delaware limited partnership, (the "Purchaser") the real property legally described on Exhibit "A" attached hereto (hereinafter referred to as the "Property").

         3. For the purpose of informing the Purchaser that withholding tax is not required from the purchase price for the sale of the above property, Affiant hereby states that:

         (a) Wackenhut is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and applicable Treasury Regulations;

         (b) Wackenhut's federal tax identification number is 65-0043078 and its principal office address is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243.

         4. Affiant understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

         5. Under penalties of perjury I declare that I have examined this certificate and it is true, correct and complete. I further declare that I have authority to sign this document on behalf of Wackenhut.

                                   WACKENHUT CORRECTIONS
                                   CORPORATION, a Florida corporation

                                   By:
                                       ----------------------------------------
                                       John G. O'Rourke, Senior Vice President


STATE OF FLORIDA                    )
                                    ) ss.
COUNTY OF ___________               )

         Sworn to and subscribed before me this 30th day of October, 1998, by John G. O'Rourke, Senior Vice President of Wackenhut Corrections Corporation, a Florida corporation, who is personally known to me or produced
________________________ as identification.


                                   --------------------------------------------
                                   Notary Public State of Florida
                                   My Name, Commission No. & Expiration:

                                   EXHIBIT D

                              CLOSING CERTIFICATE

         The undersigned hereby certify pursuant to the terms of that certain Agreement of Sale and Purchase by and between Wackenhut Corrections Corporation ("Seller") and CPT Operating Partnership L.P. ("Purchaser") dated October 30, 1998 (the "Agreement") with respect to the sale of the Hobbs, New Mexico Correction and Detention Facility (Hobbs I Closing) as follows:

         1. The Seller hereby certifies to Purchaser that the representations, warranties and covenants of Seller contained in Article 5.1 of the Agreement are true and correct in all material respects as of the date hereof with the same force and effect as if made on and as of the date hereof, except that those representations and warranties which address matters only as of a particular date remain true and correct as of such date. Seller further warrants that Seller has performed and complied with all its respective obligations required by the terms of the Agreement prior to the date hereof.

         2. The Purchaser hereby certifies to Seller that the representations, warranties and covenants of Purchaser contained in Article 5.3 of the Agreement are true and correct in all material respects as of the date hereof with the same force and effect as if made on and as of the date hereof, except that those representations and warranties which address matters only as of a particular date remain true and correct as of such date. Purchaser further warrants that it has performed and complied with all of its respective obligations required by the terms of the Agreement to be performed or complied prior to date hereof.

                  The undersigned have executed this certificate as of October 30, 1998.

                          PURCHASER:

                          CPT OPERATING PARTNERSHIP L.P.

                          By: Correctional Properties Trust, a Maryland real
                              estate investment trust, its General Partner

                              By:
                                  ---------------------------------------------

                              Date:
                                    -------------------------------------------

                          SELLER:

                          WACKENHUT CORRECTIONS CORPORATION

                          By:
                              -------------------------------------------------

                          Date:
                                -----------------------------------------------

                                   EXHIBIT E


This Instrument Was Prepared by, Record and Return to:
Janice L. Russell, Esq.
Akerman, Senterfitt & Eidson, P.A.
One S.E. 3rd Avenue
28th Floor
Miami, Florida 33131


                           ASSIGNMENT AND CONVEYANCE
                                       OF
                     LEASEHOLD INTEREST UNDER 98 YEAR LEASE

         This Assignment and Conveyance of Leasehold Interest Under 98 Year Lease ("this Assignment") is effective as of October 30, 1998 (the "Effective Date"), by and between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1 ("Assignor"), and CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Assignee").

         WHEREAS, Assignor is the lessee under that certain Lease Agreement dated as of December 2, 1997 and recorded on April 17, 1998 Under File #24252, Lea County Records, Lea County, New Mexico, as amended and restated by that certain Amended and Restated Lease Agreement dated October 19, 1998 between Lea County, New Mexico, a political subdivision of the State of New Mexico, as the lessor thereunder and Assignee, as the lessee thereunder, recorded October 26, 1998 under File # 34206, Lea County Records, Lea County, New Mexico, pursuant to which Lessor demised the real property described on Exhibit A attached hereto (the "Leased Premises") to Lessee for a term of 98 Years, expiring September 10, 2096 (the "98 Year Lease");

         WHEREAS, Assignor and Assignee desire that all of Assignor's right, title, estate and leasehold interest in, or by virtue of, the 98 Year Lease be assigned and conveyed to Assignee and that Assignee assume Assignor's obligations under the 98 Year Lease;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Assignor and Assignee agree as follows:

         1. ASSIGNMENT AND CONVEYANCE OF LEASEHOLD INTEREST AND DELIVERY OF THE LEASED PREMISES. Assignor hereby transfers, conveys and assigns to Assignee, its successor and assigns, to have and to hold, absolutely and forever, all of Assignor's right, title, estate and leasehold interest now or hereafter acquired in, to and under or by virture of, the 98 Year Lease. The Leased Premises are hereby unconditionally delivered to Assignee effective as of the Effective Date.

         2. ASSUMPTION OF LEASE AND ACCEPTANCE OF THE LEASED PREMISES. Assignee assumes and agrees to perform each and every obligation of Assignor under the 98 Year Lease, effective as of the Effective Date. Assignee hereby accepts the Leased Premises in its existing condition as of the Effective Date.

         3. BINDING EFFECT. The Assignment inures to the benefit of, and will be binding upon, the successors and assigns of Assignor and Assignee.

         IN WITNESS WHEREOF each of the parties hereby have caused this Assignment to be duly executed by an officer thereunto duly authorized as of the 30th day of October, 1998.

                                   ASSIGNOR:

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION not individually, but solely as Owner Trustee under Wackenhut Corrections
                                   Trust 1997-1

                                   By:
-----------------------------          ----------------------------------------
PRINT NAME OF WITNESS BELOW:

                                   Name:
-----------------------------            --------------------------------------
PRINT NAME OF WITNESS BELOW:
                                   Title:
-----------------------------             -------------------------------------



STATE OF UTAH                       )
                                    )ss:
COUNTY OF                           )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1998 by ___________________, as ______________________ of First
Security Bank, National Association. He is personally known to me or has produced ____________________ (type of identification) as identification.


                      ---------------------------------------------------------
                                   NOTARY PUBLIC, STATE OF FLORIDA

                      ---------------------------------------------------------
                      (Print, Type or Stamp Commissioned Name of Notary Public)

              [SIGNATURE PAGE TO ASSIGNMENT OF LEASEHOLD INTEREST]

SIGNED, SEALED AND DELIVERED                          ASSIGNEE:

IN THE PRESENCE OF:

                                         CPT OPERATING PARTNERSHIP L.P.

                                         By: Correctional Properties Trust, its
                                             general partner

                                             By:
----------------------------                     ------------------------------
PRINT NAME OF WITNESS BELOW:                     Charles R. Jones, President

----------------------------

----------------------------
PRINT NAME OF WITNESS BELOW:

----------------------------


STATE OF FLORIDA                                   )
                                                   ) ss:
COUNTY OF                                          )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1998 by Charles R. Jones, President of Correctional Properties Trust, a Maryland real estate investment trust, General Partner of CPT Operating Partnership, L.P. He is personally known to me or has produced ____________________ (type of identification) as identification.


                      ---------------------------------------------------------
                                   NOTARY PUBLIC, STATE OF FLORIDA

                      ---------------------------------------------------------
                      (Print, Type or Stamp Commissioned Name of Notary Public)

              [SIGNATURE PAGE TO ASSIGNMENT OF LEASEHOLD INTEREST]


                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND

                                  EXHIBIT "F"

                           EXCLUDED PERSONAL PROPERTY

         (TO BE MUTUALLY APPROVED BY SELLER AND PURCHASER AND SCHEDULED
                     PRIOR TO THE HOBBS EXPANSION CLOSING)

                                  EXHIBIT F-1

                         EXCLUDED PROPRIETARY PROPERTY

1. All computer software programs, owned by or licensed to Tenant, including any changes, modifications or improvements or enhancements thereto, and all versions thereof, along with the source code and object code thereof, source code in hard copy, ideas, routines, specifications, flowcharts and other material and documentation (including all user and/or technical manuals) related thereto, together with all related information, data and know-how, technical or otherwise.

2. All common law, statutory and other reserved rights, including the copyright, in and to the architectural plans, drawings, renderings and specifications (including any of the foregoing in CADD or other electronic media format) for the design, development and construction of correctional and detention facilities upon the Leased Property prepared by or at the discretion of Tenant (the "Plans") except that the Landlord and/or its successor or assigns shall be permitted to retain copies, including reproducible copies, of the Plans for use in connection with any modifications, alterations, repairs, reconstruction or expansion of the Leased Property provided Landlord shall not use, or permit others to use, the Plans on other projects.

3. All rights to the name "Wackenhut Corrections" or any combination or derivative thereof.

4. All manuals, course books, charts, diagrams, visual aids and other media acquired or developed by Tenant pertaining to inmate and detainee orientation, rehabilitative educational and other such programs at the Leased Property.

5. All financial and other books and records of Tenant except for the copies and/or extracts thereof required to be provided to Landlord under the terms and provisions of the Lease.

                                  EXHIBIT "G"
                                    FIXTURES

         (TO BE MUTUALLY APPROVED BY SELLER AND PURCHASER AND SCHEDULED
                     PRIOR TO THE HOBBS EXPANSION CLOSING)

                                 EXHIBIT "G-1"
                               EXCLUDED FIXTURES

         (TO BE MUTUALLY APPROVED BY SELLER AND PURCHASER AND SCHEDULED
                     PRIOR TO THE HOBBS EXPANSION CLOSING)

                                  EXHIBIT "H"
                                LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") dated as of the 30th day of October, 1998, by and between CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Landlord") and WACKENHUT CORRECTIONS CORPORATION, a Florida corporation ("Tenant").

                                    RECITALS

         A. Tenant has concurrently caused to be conveyed to Landlord the leasehold interest in and to the property described in Exhibit A hereto arising under and by virtue of that certain Amended and Restated Lease dated October 19, 1998 wherein the property was demised by Lea County, New Mexico for a term of 98 years, expiring September 10, 2096 (the "98 Year Lease"), and Landlord and Tenant desire that Landlord lease such property back to Tenant; and

         B. Landlord and Tenant have entered into a Master Agreement to Lease dated April 28, 1988 herewith (the "Master Agreement") which sets forth certain agreements of the parties with respect to the lease of various properties including the property that is the subject of this Lease;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:

                                   ARTICLE I

                               PREMISES AND TERM

         1.01 LEASED PROPERTY. Landlord hereby leases to Tenant and Tenant leases from Landlord the Land located in Lea County, New Mexico, described in Exhibit A hereto (subject to and in accordance with the provisions of the 98 Year Lease), and all Improvements, Fixtures, and Personal Property thereon or thereto (each as defined in the Master Agreement and as more particularly set forth on Exhibits B and C, respectively, attached hereto and, together with said Land, the "Leased Property"); such Leased Property collectively known and described at the date hereof as the Hobbs, New Mexico Correctional and Detention Facility;

         SUBJECT, HOWEVER, to the all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit D hereto (collectively "Permitted Exceptions").

         1.02 TERM. The initial term (the "Fixed Term") of the Lease shall be for a fixed term of ten (10) years commencing on October 30, 1998 (the "Commencement Date") and expiring at midnight on October 29, 2008 (the "Expiration Date"). The Term of this Lease may be renewed as follows:

                  (i) Provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the Expiration Date, the Lease shall be renewed at fair market rental rates as determined upon the mutual agreement of Landlord and Tenant in accordance with Subsection 1.02(ii) for one (1) additional five (5) year term (the "Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in this Lease; (b) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the expiration of the Extended Term, the Lease shall be renewed at fair market rental rates as determined upon the mutual agreement of Landlord and Tenant in accordance with Subsection 1.02(ii) for one (1) additional five (5) year term (the "Second Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in this Lease; and (c) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the expiration of the Second Extended Term, the Lease shall be renewed at fair market rental rates as determined upon the mutual agreement of Landlord and Tenant in accordance with subsection 1.02(ii) for one (1) additional five (5) year term (the "Third Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in this Lease.

                  (ii) After receipt by Landlord of a notice from Tenant electing to extend the Term of the Lease under Subsections 1.02(i)(a), (b) and
(c) above, Landlord and Tenant shall thereafter negotiate in good faith a mutually acceptable amendment to the Lease confirming the extension of the Lease Term and the fair market Base Rent and Additional Rent to be applicable thereto. If Landlord and Tenant fail to reach a mutual agreement as to the fair market Base Rent and Additional Rent to be applicable to such extension of the Lease Term within the forty-five (45) day period following the date Tenant's notice of election to extend is received by Landlord, then either party may at any time thereafter, by written notice to the other, demand arbitration in accordance with this Subsection and the Landlord and Tenant shall attempt to agree upon a single arbitrator to make such determination. If Landlord and Tenant are unable to agree upon a single arbitrator within thirty (30) days thereafter, then the party giving the notice of demand for arbitration shall give notice to the other of a person selected to act as appraiser on its behalf. Within ten (10) days after such notice, Landlord (or Tenant, as the case may be) shall by notice to the Tenant (or Landlord, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising correctional and detention facilities (or reasonably similar facilities), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within the later of occur of 10 business days following delivery of such appraisal to the other party or fifty (50) days after the making of Tenant's or Landlord's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the fair market rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety
(90) days of the original request for a determination of fair market rental, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the fair market rental of the Leased Property. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the third appraiser and one-half (1/2) of all other costs and expenses incurred in connection with each appraisal.

                  (iii) Notwithstanding the options to extend granted to Tenant in Subsections 1.O2(i)(a), (b) and (c) and above, if on the expiration of the Fixed Term or on the expiration of the Extended Term, Second Extended Term or any Subsequent Term (as defined below) of the Lease, there is in effect an unexpired sublease approved by Landlord in accordance with Article XIII of the Master Lease, then, in such event unless Landlord and Tenant have otherwise mutually agreed in writing, the Term of this Lease shall be automatically extended for one (1) additional five year term (a "Subsequent Term") on the same terms and conditions and at the same Base Rent and Additional Rent (including, without limitation, the method of determining any increases in Additional Rent) in effect during the prior Lease Year.

                  (iv) The term "Term" used in this Agreement means the Fixed Term, Extended Term, Second Extended Term, Third Extended Term, or any Subsequent Term, as appropriate. The term "Lease Year" means each twelve (12) month period during the Term commencing on the Commencement Date or, if the Commencement Date is not the first day of a calendar month, commencing on the first day of the first calendar month following the Commencement Date, and each successive twelve month period thereafter during the Term.

                                   ARTICLE II

                                      RENT

         2.01 BASE RENT. Tenant shall pay Landlord Base Rent for the Term in advance in consecutive monthly installments payable on the first day of each month during the Term, the Extended Term, Second Extended Term, the Third Extended Term or any Subsequent Term, commencing on the Commencement Date provided for in Section 1.03 of the Master Agreement, in accordance with the Base Rent Schedule attached hereto as Exhibit E. Any Rent (as defined in
Section 2.04 of the Master Agreement) payable for a portion of a month shall be prorated based upon the number of days in the applicable month and an appropriate payment or refund, as the case may be, shall be made in accordance with the terms of the Master Agreement, so as to charge Tenant only for the fractional month falling within the Term.

         2.02 ADDITIONAL RENT. The Base Rent shall be subject to such increases over the Term as determined pursuant to Section 2.02 of the Master Agreement.

         2.03 OTHER ADDITIONAL RENT. Tenant shall also pay all Other Additional Rent with respect to the Leased Property, as set forth in the Master Agreement.

                                  ARTICLE III

                           OTHER TERMS AND CONDITIONS

         3.01 OBLIGATIONS OF TENANT WITH RESPECT TO 98 YEAR LEASE. Tenant hereby agrees, at Tenant's sole cost and expense, (i) to perform and abide by each and every of the obligations of the lessee under the 98 Year Lease; and
(ii) to indemnify, defend and hold harmless Landlord of and from any and all claims, liabilities, costs, suits, causes of action and judgments, including Landlord's attorneys and costs, arising out of or in connection with claims by the lessor under the 98 Year Lease for breach of the lessee's obligations thereunder, except for claims based solely upon Landlord's intentional breach of the terms thereof.

         3.02 MASTER AGREEMENT INCORPORATED HEREIN. All provisions of the Master Agreement (except any provisions expressly therein not to be a part of an individual lease of leased property) are hereby incorporated in and are a part of this Lease of the Leased Property.

         3.03 RECORDATION. At the request of Landlord or Tenant, a short form memorandum of this Lease may be recorded in the real estate records of any county which Landlord or Tenant deems appropriate in order to provide legal notice of the existence hereof.

                  SIGNATURES CONTINUED ON THE FOLLOWING PAGES

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                                    WACKENHUT CORRECTIONS
                                    CORPORATION

                                    By:
----------------------------            ---------------------------------------
PRINT NAME OF WITNESS BELOW:            John G. O'Rourke, Senior Vice President

----------------------------

----------------------------
PRINT NAME OF WITNESS BELOW:

----------------------------

WITNESSES:                               CPT OPERATING PARTNERSHIP L.P.

                                         By: Correctional Properties Trust, its
                                             general partner

                                         By:
----------------------------                 ----------------------------------
PRINT NAME OF WITNESS BELOW:                 Charles R. Jones, President

----------------------------

----------------------------
PRINT NAME OF WITNESS BELOW:

----------------------------

                                   EXHIBIT A

                        LEGAL DESCRIPTION - PRISON TRACT

A TRACT OF LAND located in part of the W1/2 of Section 11, Township 18 South, Range 37 East, being part of a tract conveyed to the County of Lea, a political subdivision of the State of New Mexico as recorded in Book 821, Page 485, of the Lea County records, and being more particularly described as follows:

BEGINNING at a point on the east line of said County tract, from whence the southwest corner of said County tract, which is also the southwest corner of said Section 11, bears SO 02'42"E, a distance of 2302.95 feet and N89 53'24"W, a distance of 2375.16 feet;

THENCE NO 02'42"W along the east line of said County tract, a distance of 2281.54 feet to a found 1/2" rebar with a plastic cap which is the northeast corner of said County tract and the northeast corner of this survey;

THENCE N89 52'06"W along the north line of said County tract, a distance of 1290.03 feet to a 1/2" rebar with an aluminum cap for the northwest corner of this survey;

THENCE SO 02'42"E parallel with the east line of said County tract, a distance of 1720.01 feet to a 1/2" rebar with an aluminum cap, which is an angle point on the west line of this survey;

THENCE S14 22'11"E, a distance of 580.00 to a 1/2" rebar with an aluminum cap which is the southwest corner of this survey;

THENCE S89 52'06"E, parallel with the north line of said County tract, a distance of 1146.53 feet to the point of beginning;

Said Tract CONTAINS 66.640 Acres, more or less.

                                   EXHIBIT B

                             [Schedule of Fixtures]

                                   EXHIBIT C

                        [Schedule of Personal Property]

                                   EXHIBIT D

                             [Permitted Exceptions]

         1.       Taxes for the year 1998 and thereafter.

         2. Title to all the oil, gas, minerals and mineral substances within and underlying the premises, together with the drilling rights thereto belonging as appearing of record.

         3. Reservations, Restrictions and Covenants as contained in that certain Quit Claim Deed dated December 23, 1948, filed December 27, 1948, in Book 109, at Page 388, and amended in that certain Deed of Release dated November 2, 1961, filed November 22, 1961, in Book 260, at Page 200, and further amended in that certain Deed of Release dated December 23, 1963, filed January 7, 1964, in Book 279, at Page 422, Deed Records, Lea County, New Mexico. Said Deed executed by the United States of America to the City of Hobbs.

         4. Reservations, Restrictions and Covenants as contained in that certain Special Warranty Deed dated September 10, 1997, filed September 10, 1997, in Book 821, Page 485. Said Deeds executed by the City of Hobbs, New Mexico to the County of Lea, a Political Subdivision of the State of New Mexico.

         5. Easement dated January 8, 1998, filed March 2, 1998, in Book 858, at Page 94, Deed Records, Lea County, New Mexico. Executed by Lea County to Southwestwern Public Service Company.

         6. All of the terms, conditions and provisions of the Amended and Restated Lease Agreement dated as of October 19, 1998 by and between Lea County, New Mexico, a Political Subdivision as Lessor and First Security Bank, National Association not individually but solely as Owner Trustee under Wackenhut Corrections Trust 1997-1, as Lessee, recorded October 26, 1998 under File No. 34206, Lea County Records, New Mexico.

         7. Leasehold Mortgage, Assignment of Leases, Security Agreement and Collateral Assignment of Mortgage dated April 17, 1998, filed April 17, 1998 in Book 873, at Page 657, Lea County Records, Lea County, New Mexico. Executed by First Security Bank, National Association not individually but solely as Owner Trustee under Wackenhut Corrections Trust 1997-1 to NationsBank, National Association as assigned to Wackenhut Corrections Corporation by Assignment of Leasehold Mortgage dated as of October 30, 1998 and as amended and restated by Amended and Restated Leasehold Mortgage dated as of October 30, 1998 given by CPT Operating Partnership, L.P. in favor of Wackenhut Corrections Corporation. Said Leasehold Mortgage to be further assigned at the Hobbs Expansion Closing as provided by the Agreement of Sale and Purchase dated October 30, 1998 by and between Landlord and Tenant.

         8. Notice of Right of First Refusal by and between Lea County, New Mexico, Wackenhut Corrections Corporation and the Wackenhut Trustee.

                                   EXHIBIT E

                               Base Rent Schedule

(Property: Hobbs, New Mexico Correctional and Detention Facility)

     Tenant will pay to Landlord annual Base Rent of $2,512,429 payable in equal monthly installments beginning on the Commencement Date of October 30, 1998.

     Base Rent for any Subsequent Term shall be equal to the Base Rent and Additional Rent (including, without limitation, the method of determining any increases in Additional Rent) in effect during the prior Lease Year.

     Base Rent for the Extended Term, Second Extended Term and Third Extended Term shall be equal to the fair market rental value of the Leased Property as of the respective commencement dates thereof.

                                  EXHIBIT "I"

                               FIRST AMENDMENT TO
                    LEASE AGREEMENT AND MEMORANDUM OF LEASE

         THIS FIRST AMENDMENT TO LEASE AGREEMENT AND MEMORANDUM OF LEASE ("this Amendment") dated as of the ______ day of January, 1999, by and between CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Landlord") and WACKENHUT CORRECTIONS CORPORATION, a Florida corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into an Agreement of Sale and Purchase dated as of October 30, 1998 ("Purchase Agreement") for the sale and conveyance of a leasehold estate in the land described on Exhibit A attached hereto (the "Land"), together with the improvements constructed thereon known as the Hobbs, New Mexico Correctional and Detention Facility (the "Facility").

         B. In accordance with the terms of the Purchase Agreement, the sale transactions contemplated therein are to be consummated in two closings, with the first closing (the "Hobbs I Closing") to take place on October 30, 1998 consisting of the sale and transfer of the leasehold estate in the Land together with the completed improvements on such closing date consisting of two inmate housing units containing 600 beds and related administration and support buildings (the "Hobbs I Improvements"); and with the second closing (the "Hobbs Expansion Closing") to take place on January 5, 1999, consisting of the sale and transfer of certain additional improvements constructed by Tenant upon the Land consisting of two additional inmate housing units containing an additional 600 beds and additional support buildings (the "Hobbs Expansion Improvements").

         C. At the Hobbs I Closing, Landlord leased back to Tenant the leasehold estate in the Land and the Hobbs I Improvements pursuant to the terms of the Lease Agreement between Landlord and Tenant dated as of October 30, 1998 (the "Lease"), a memorandum of which is recorded as Document No.
_______________ in Book ___ at Page ____ of the public records of Lea County, New Mexico (the "Memorandum of Lease").

         D. Concurrently with the sale and transfer on the date hereof by Tenant to Landlord of the Hobbs Expansion Improvements, Landlord and Tenant desire to enter into this Amendment to the Lease and Memorandum of Lease for the purpose of amending both instruments to include the Hobbs Expansion Improvements in the description of the Improvements, Property and Fixtures (as such terms are defined in the Lease) demised by Landlord to Tenant under the Lease and to provide for an increase in the rent and an extension of the term of the Lease, all as hereinafter more particularly set forth.

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:

                                   ARTICLE I

                               PREMISES AND TERM

         1.01 LEASED PROPERTY. Landlord hereby leases to Tenant and Tenant leases from Landlord the Hobbs Expansion Improvements located upon the Land located in Lea County, New Mexico, described in Exhibit A hereto, including all Improvements, Fixtures, and Personal Property thereon or thereto (each as defined in the Lease and as more particularly set forth on Exhibits B and C, respectively, attached hereto and collectively referred to herein as, the "Hobbs Expansion Leased Property"); such Hobbs Expansion Leased Property, together with the Hobbs I Improvements collectively known and described at the date hereof as the Hobbs, New Mexico Correctional and Detention Facility;

         SUBJECT, HOWEVER, to the all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit D hereto (collectively "Permitted Exceptions").

         The Lease is hereby amended to provide that the definition of the term, "Leased Property" as used in the Lease and Memorandum of Lease shall henceforth collectively mean and refer to the leasehold estate in the Land together with the Improvements, Fixtures and Personal Property consisting of the Hobbs I Improvements and the Hobbs Expansion Improvements.

         1.02 TERM. The initial term (the "Fixed Term") of the Lease is hereby amended to provide for an extension of the Fixed Term such that the Fixed Term shall expire at midnight on January ___, 2009 and to further provide that the definition of the term, "Expiration Date" as used in the Lease and Memorandum of Lease shall henceforth mean and refer to January ___, 2009.

                                   ARTICLE II

                                      RENT

         2.01 The Lease is hereby further amended by deleting the Base Rent Schedule attached thereto as Exhibit E and substituting therefor the new Base Rent Schedule attached to this Amendment as Exhibit E-1. Landlord and Tenant agree that the term "Base Rent" as used in the Lease and Memorandum of Lease shall henceforth mean and refer to the rental amount set forth in Exhibit E-1 attached to this Amendment.

                                  ARTICLE III

                           OTHER TERMS AND CONDITIONS

         3.01 RATIFICATION. Except as expressly modified by this Amendment, each and every of the terms and provisions of Lease shall be and remain in full force and effect and binding upon and enforceable against each of the parties in accordance with the terms and provisions thereof.

         3.02 COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be considered an original, but all nonetheless constituting but one and the same agreement.

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Amendment or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.


                                     WACKENHUT CORRECTIONS
                                     CORPORATION

                                     By:
----------------------------            ---------------------------------------
PRINT NAME OF WITNESS BELOW:            John G. O'Rourke, Senior Vice President

----------------------------

----------------------------
PRINT NAME OF WITNESS BELOW:

----------------------------


STATE OF FLORIDA                    )
                                    )ss:
COUNTY OF                           )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1999, by John G. O'Rourke, Senior Vice President of WACKENHUT CORRECTIONS CORPORATION. He is personally known to me or has produced ____________________ (type of identification) as identification.


                      ---------------------------------------------------------
                                   NOTARY PUBLIC, STATE OF FLORIDA

                      ---------------------------------------------------------
                      (Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:

                                         CPT OPERATING PARTNERSHIP L.P.

                                         By: Correctional Properties Trust, its
                                             general partner

                                             By:
----------------------------                     ------------------------------
PRINT NAME OF WITNESS BELOW:                     Charles R. Jones, President

----------------------------

----------------------------
PRINT NAME OF WITNESS BELOW:

----------------------------


STATE OF FLORIDA                                   )
                                                   ) ss:
COUNTY OF                                          )

         The foregoing instrument was acknowledged before me this ____ day of ____________, 1999, by Charles R. Jones, President of Correctional Properties Trust, a Maryland real estate investment trust, General Partner of CPT Operating Partnership, L.P. He is personally known to me or has produced ____________________ (type of identification) as identification.


                      ---------------------------------------------------------
                                   NOTARY PUBLIC, STATE OF FLORIDA

                      ---------------------------------------------------------
                      (Print, Type or Stamp Commissioned Name of Notary Public)

                                   EXHIBIT A

                        LEGAL DESCRIPTION - PRISON TRACT

A TRACT OF LAND located in part of the W1/2 of Section 11, Township 18 South, Range 37 East, being part of a tract conveyed to the County of Lea, a political subdivision of the State of New Mexico as recorded in Book 821, Page 485, of the Lea County records, and being more particularly described as follows:

BEGINNING at a point on the east line of said County tract, from whence the southwest corner of said County tract, which is also the southwest corner of said Section 11, bears SO 02'42"E, a distance of 2302.95 feet and N89 53'24"W, a distance of 2375.16 feet;

THENCE NO 02'42"W along the east line of said County tract, a distance of 2281.54 feet to a found 1/2" rebar with a plastic cap which is the northeast corner of said County tract and the northeast corner of this survey;

THENCE N89 52'06"W along the north line of said County tract, a distance of 1290.03 feet to a 1/2" rebar with an aluminum cap for the northwest corner of this survey;

THENCE SO 02'42"E parallel with the east line of said County tract, a distance of 1720.01 feet to a 1/2" rebar with an aluminum cap, which is an angle point on the west line of this survey;

THENCE S14 22'11"E, a distance of 580.00 to a 1/2" rebar with an aluminum cap which is the southwest corner of this survey;

THENCE S89 52'06"E, parallel with the north line of said County tract, a distance of 1146.53 feet to the point of beginning;

Said Tract CONTAINS 66.640 Acres, more or less.

                                   EXHIBIT B

                             [Schedule of Fixtures]

                                   EXHIBIT C

                        [Schedule of Personal Property]

                                   EXHIBIT D

                             [Permitted Exceptions]

                                  EXHIBIT E-1

                               Base Rent Schedule

(Property: Hobbs, New Mexico Correctional and Detention Facility)

     Tenant will pay to Landlord annual Base Rent of $4,596,895.00 payable in equal monthly instalments beginning on the Commencement Date of January ____, 1999.

     Base Rent for any Subsequent Term shall be equal to the Base Rent and Additional Rent (including, without limitation, the method of determining any increases in Additional Rent) in effect during the prior Lease Year.

     Base Rent for the Extended Term, Second Extended Term and Third Extended Term shall be equal to the fair market rental value of the Leased Property as of the respective commencement dates thereof.